ETF Opportunities Trust 485BPOS

Exhibit 99.(g)(14)

AMENDMENT NO. 19

TO

GLOBAL CUSTODIAL AND AGENCY SERVICES AGREEMENT

This AMENDMENT No. 19 (“Amendment”) is made as of June 25, 2024, by and between ETF Opportunities Trust (“Client”) and Citibank, N.A. (“Custodian”, together with the Client, the “Parties”), to that certain Global Custodial and Agency Services Agreement dated May 14, 2020, between the Client and Service Provider (“Agreement”). All capitalized terms used but not defined herein shall have the meanings given to them in the Agreement.

WHEREAS, pursuant to the Agreement, the Custodian performs certain custodial services for the Client; and

WHEREAS, the Parties agree to amend Appendix A of the Agreement to rename and add the Funds listed in Amendment A

NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter contained and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Client and Custodian hereby agree as follows:

1.	Amendment to Appendix A of the Agreement – List of Funds.

Appendix A of the Agreement is hereby deleted in its entirety and replaced with the Appendix A attached to the end of this Amendment.

2.	Representations and Warranties.

a.	The Client represents that it has full power and authority to enter into and perform this Amendment and that it has provided this Amendment to the Board.

b.	The Custodian represents that it has full power and authority to enter into and perform this Amendment.

3.	Miscellaneous.

a.	This Amendment supplements and amends the Agreement. The provisions set forth in this Amendment supersede all prior negotiations, understandings and agreements bearing upon the subject matter covered herein, including any conflicting provisions of the Agreement or any provisions of the Agreement that directly cover or indirectly bear upon matters covered under this Amendment.

b.	Each reference to the Agreement in the Agreement (as it existed prior to this Amendment) and in every other agreement, contract or instrument to which the parties are bound, shall hereafter be construed as a reference to the Agreement as amended by this Amendment. Except as provided in this Amendment, the provisions of the Agreement remain in full force and effect. No amendment or modification to this Amendment shall be valid unless made in writing and executed by both Parties hereto.

c.	Paragraph headings in this Amendment are included for convenience only and are not to be used to construe or interpret this Amendment.

d.	This Amendment may be executed in counterparts, each of which shall be an original but all of which, taken together, shall constitute one and the same agreement.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be duly executed all as of the day and year first above written.

ETF OPPORTUNITIES TRUST

By:
Name:	David A. Bogaert
Title:	President
Date:	June 25, 2024

CITIBANK, N.A.

By:
Name:	Christopher Ravn
Title:	CBNA VP
Date:	7-1-24

Amendment A

To the Global Custodial and Agency Services Agreement

List of Funds to Rename for ETF Opportunities Trust

SMI 3Fourteen ~~Tax Efficient~~ Full-Cycle Trend ETF

List of Funds to Add for ETF Opportunities Trust

Tuttle Capital Congressional Trading ETF

T-Rex 2x Long GME Daily Target ETF

T-Rex 2x Long HOOD Daily Target ETF

T-Rex 2x Long SMCI Daily Target ETF

T-Rex 2x Long DJT Daily Target ETF

T-Rex 2x Long MARA Daily Target ETF

T-Rex 2x Inverse MARA Daily Target ETF

T-Rex 2x Long RBLX Daily Target ETF

T-Rex 2x Long PLTR Daily Target ETF

T-Rex 2x Inverse PLTR Daily Target ETF

T-Rex 2x Long ARM Daily Target ETF

T-Rex 2x Long SHOP Daily Target ETF

T-Rex 2x Inverse SHOP Daily Target ETF

T-Rex 2x Long AMD Daily Target ETF

T-Rex 2x Inverse AMD Daily Target ETF

T-Rex 2x Long NFLX Daily Target ETF

T-Rex 2x Inverse NFLX Daily Target ETF

T-Rex 2x Long BA Daily Target ETF

T-Rex 2x Inverse BA Daily Target ETF

T-Rex 2x Long SNOW Daily Target ETF

T-Rex 2x Inverse SNOW Daily Target ETF

T-Rex 2x Long AVGO Daily Target ETF

T-Rex 2x Inverse AVGO Daily Target ETF

T-Rex 2x Long PANW Daily Target ETF

T-Rex 2x Inverse PANW Daily Target ETF

T-Rex 2x Long COIN Daily Target ETF

T-Rex 2x Inverse COIN Daily Target ETF

T-Rex 2x Long TSM Daily Target ETF

T-Rex 2x Inverse TSM Daily Target ETF

T-Rex 2x Long SQ Daily Target ETF

T-Rex 2x Inverse SQ Daily Target ETF

T-Rex 2x Long AI Daily Target ETF

T-Rex 2x Long MSTR Daily Target ETF

T-Rex 2x Inverse MSTR Daily Target ETF

Appendix A

To the Global Custodial and Agency Services Agreement

List of Funds for ETF Opportunities Trust

Authorized Participant Fee Per
Fund Name	Create/Redeem (USD)
American Conservative Values ETF	1500
American Conservative Values Small-Cap ETF	250
Formidable ETF	250
Formidable Dividend and Income ETF	250
Formidable Fortress ETF	250
Applied Finance Valuation Large Cap ETF	750
Alpha Dog ETF	250
Kingsbarn Tactical Bond ETF	250
The WealthTrust DBS Long Term Growth ETF	250
Kingsbarn Dividend Opportunity ETF	250
Cultivar ETF	300
Tuttle Capital 2X DBMF ETF	250
T-Rex 2X Long Tesla Daily Target ETF	250
T-Rex 2X Inverse Tesla Daily Target ETF	250
T-Rex 2X Long NVIDIA Daily Target ETF	250
T-Rex 2X Inverse NVIDIA Daily Target ETF	250
LAFFER|TENGLER Equity Income ETF	250
REX IncomeMax AMD Strategy ETF	250
REX IncomeMax AMZN Strategy ETF	250
REX IncomeMax TSLA Strategy ETF	250
REX IncomeMax BIIB Strategy ETF	250
REX IncomeMax DIS Strategy ETF	250
REX IncomeMax EEM Strategy ETF	250
REX IncomeMax GDXJ Strategy ETF	250
REX IncomeMax GOOG Strategy ETF	250
REX IncomeMax META Strategy ETF	250
REX IncomeMax MSFT Strategy ETF	250
REX IncomeMax MSTR Strategy ETF	250
REX IncomeMax PYPL Strategy ETF	250
REX IncomeMax SLV Strategy ETF	250
REX IncomeMax SMH Strategy ETF	250
REX IncomeMax SNOW Strategy ETF	250
REX IncomeMax TLRY Strategy ETF	250
REX IncomeMax V Strategy ETF	250
REX IncomeMax UNG Strategy ETF	250
REX IncomeMax USO Strategy ETF	250
REX FANG & Innovation Equity Premium Income ETF	250
REX AI Equity Premium Income ETF	TBD
Tuttle Capital Daily 2X Inverse Regional Banks ETF	250

Tuttle Capital Daily 2X Long AI ETF	250
Tuttle Capital Daily 2X Inverse AI ETF	250
Brendan Wood TopGun ETF	250
IDX Dynamic Innovation ETF	250
IDX Dynamic Fixed Income ETF	250
T-Rex 2X Long Apple Daily Target ETF	250
T-Rex 2X Inverse Apple Daily Target ETF	250
T-Rex 2X Long Alphabet Daily Target ETF	250
T-Rex 2X Inverse Alphabet Daily Target ETF	250
T-Rex 2X Long Microsoft Daily Target ETF	250
T-Rex 2X Inverse Microsoft Daily Target ETF	250
TappAlpha SPY Growth & Daily Income ETF	250
TappAlpha Innovation 100 Growth & Daily Income ETF	250
Tuttle Capital Shareholders First Index ETF	TBD
SMI 3Fourteen Full-Cycle Trend ETF	TBD
Tuttle Capital Congressional Trading ETF	TBD
T-Rex 2x Long GME Daily Target ETF	TBD
T-Rex 2x Long HOOD Daily Target ETF	TBD
T-Rex 2x Long SMCI Daily Target ETF	TBD
T-Rex 2x Long DJT Daily Target ETF	TBD
T-Rex 2x Long MARA Daily Target ETF	TBD
T-Rex 2x Inverse MARA Daily Target ETF	TBD
T-Rex 2x Long RBLX Daily Target ETF	TBD
T-Rex 2x Long PLTR Daily Target ETF	TBD
T-Rex 2x Inverse PLTR Daily Target ETF	TBD
T-Rex 2x Long ARM Daily Target ETF	TBD
T-Rex 2x Long SHOP Daily Target ETF	TBD
T-Rex 2x Inverse SHOP Daily Target ETF	TBD
T-Rex 2x Long AMD Daily Target ETF	TBD
T-Rex 2x Inverse AMD Daily Target ETF	TBD
T-Rex 2x Long NFLX Daily Target ETF	TBD
T-Rex 2x Inverse NFLX Daily Target ETF	TBD
T-Rex 2x Long BA Daily Target ETF	TBD
T-Rex 2x Inverse BA Daily Target ETF	TBD
T-Rex 2x Long SNOW Daily Target ETF	TBD
T-Rex 2x Inverse SNOW Daily Target ETF	TBD
T-Rex 2x Long AVGO Daily Target ETF	TBD

T-Rex 2x Inverse AVGO Daily Target ETF	TBD
T-Rex 2x Long PANW Daily Target ETF	TBD
T-Rex 2x Inverse PANW Daily Target ETF	TBD
T-Rex 2x Long COIN Daily Target ETF	TBD
T-Rex 2x Inverse COIN Daily Target ETF	TBD
T-Rex 2x Long TSM Daily Target ETF	TBD
T-Rex 2x Inverse TSM Daily Target ETF	TBD
T-Rex 2x Long SQ Daily Target ETF	TBD
T-Rex 2x Inverse SQ Daily Target ETF	TBD
T-Rex 2x Long AI Daily Target ETF	TBD
T-Rex 2x Long MSTR Daily Target ETF	TBD
T-Rex 2x Inverse MSTR Daily Target ETF	TBD